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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK
OF

JAVELIN PHARMACEUTICALS, INC.

PURSUANT TO THE OFFER TO PURCHASE
DATED APRIL 21, 2010
BY

DISCUS ACQUISITION CORPORATION

a wholly-owned subsidiary
OF

HOSPIRA, INC.

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 18, 2010 (THE END OF THE DAY ON MAY 18, 2010), UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the "Depositary") on or prior to the Expiration Time (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by courier, transmitted by facsimile transmission or mailed to the Depositary. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is Computershare Trust Company, N.A.

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Discus Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Hospira, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 21, 2010 (the "Offer to Purchase"), and in the related letter of transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the "Shares"), of Javelin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)
Address(es) Zip Code (Area Code) Telephone No.	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
Account Number
X	Dated:	, 2010

X	Dated:	, 2010

Signature(s) of Record Holder(s)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three NYSE AMEX trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Names of Firm		Authorized Signature
Address(es)	Name (Please Print)
Zip Code	Title
	Dated:	, 2010
(Area Code) Telephone No

        NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

If delivering by mail:	If delivering by overnight courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

        Questions regarding the Offer, and requests for assistance in connection with the Offer, may be directed to the Information Agent at the address and telephone numbers listed below. Additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or any other materials related to the Offer may be obtained from the Information Agent. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

        The Information Agent for the Offer is:

199 Water Street, 26th Floor
New York, New York 10038
Shareholders Call Toll-Free at: (800) 457-0759
Banks and Brokers Call Collect at: (212) 440-9800

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  Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY